Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2023 RESULTS
Raises annual guidance

SAN JUAN, PUERTO RICO - October 26, 2023 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•Revenue increased 19% to $173.2 million
•GAAP Net Income attributable to common shareholders decreased 93% to $10.0 million and decreased 93% to $0.15 per diluted share, as the prior year included the gain from the Popular Transaction and the current year includes the loss on foreign currency swap
•Adjusted EBITDA increased 31% to $78.7 million and Adjusted earnings per common share increased 51% to $0.80
•Acquired 4.8 million shares of Sinqia for $26.5 million
•Entered into a foreign currency swap to fix the Sinqia acquisition purchase price in US dollars

Mac Schuessler, President and Chief Executive Officer stated, “We are pleased with the revenue growth across all of our segments. We continue to work diligently to close the Sinqia acquistion in the fourth quarter of 2023, and as we begin to look towards 2024, we are focused on collaborating across the Company to continue to cross sell our products across all of our regions."

Third Quarter 2023 Results

Revenue. Total revenue for the quarter ended September 30, 2023 was $173.2 million, an increase of 19% compared with $145.8 million in the prior year quarter, reflecting growth across all of the Company's segments. Merchant acquiring revenue growth was a result of an increase in sales volume and spread, and the continued benefit from pricing initiatives. Payment processing revenues in Puerto Rico continue to reflect an increase in transaction volumes as well as continued growth in ATH Movil revenues, primarily ATH Business. Payment processing LATAM revenue benefited from a catch-up adjustment related to our processing contract with Getnet Chile of $6.3 million as we now estimate that minimums on the contract will be exceeded. LATAM revenues also benefited from continued organic growth across regions and the contribution from the paySmart acquisition completed in the first quarter of 2023. Business solutions revenue increased mainly due to the impact in the prior year of the $6.9 million one-time credit granted to Popular upon closing of the Popular Transaction in the third quarter of 2022 as well as an increase in hardware and software sales.

Net Income attributable to common shareholders. For the quarter ended September 30, 2023, GAAP Net Income attributable to common shareholders was $10.0 million, or $0.15 per diluted share, a decrease of $127.8 million or $1.91 per diluted share as compared to the prior year. The decrease was primarily driven by the impact in the prior year of the gain recognized in connection with closing the Popular Transaction of $135.6 million and the loss on foreign currency swap to fix the price of the Sinqia acquisition of $29.2 million in the current year. Partially offsetting these negative impacts was the increase in revenues discussed above and an income tax benefit in the quarter of $4.9 million, primarily driven by the foreign currency hedge loss, compared with an income tax expense in the prior year quarter of $9.0 million, driven by the gain from the Popular transaction. Costs of revenues increased primarily due to an increase in personnel costs, and an increase in professional fees and cloud services, partially offset by recoveries of previously recorded operational losses. Selling, general and administrative expenses increased mainly due to an increase in personnel costs as well as an increase in professional fees mainly related to corporate development initiatives. Additionally, the current quarter reflects a non-cash unrealized loss on foreign currency remeasurement of $2.8 million compared with a non-cash unrealized loss of $7.8 million in the prior year quarter.

Adjusted EBITDA and Adjusted EBITDA Margin. For the quarter ended September 30, 2023, Adjusted EBITDA was $78.7 million, an increase of $18.5 million when compared to the prior year quarter. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 45.4%, an increase of approximately 420 basis points from the prior year. The increase in Adjusted EBITDA and Adjusted EBITDA margin reflect the increase in revenues, including the impact of the revenue recognized from Getnet Chile discussed above that had no associated incremental cost of revenues, partially offset by the increase in expenses discussed above.

Adjusted Net Income and Adjusted earnings per common share. For the quarter ended September 30, 2023, Adjusted Net Income was $52.4 million, an increase of $16.8 million compared to $35.6 million in the prior year. The increase was driven by the higher adjusted EBITDA, lower non-gaap tax expense and lower interest expense, partially offset by higher operating depreciation and amortization. Adjusted earnings per common share was $0.80, an increase of $0.27 per diluted share compared to $0.53, in the prior year driven by the increase in adjusted net income and a lower share count that reflects the impact from the share repurchases completed in 2022 and the shares received as part of the Popular Transaction.

Share Repurchase

During the three months ended September 30, 2023, the Company repurchased 208,564 shares of its common stock at an average price of $37.44 per share for a total of $7.8 million. As of September 30, 2023, a total of approximately $150 million remained available for future use under the Company’s share repurchase program.

2023 Outlook

The Company is revising its financial outlook for 2023 as follows:

•Total consolidated revenue is now anticipated to be between $663 million and $667 million representing growth of approximately 7% to 8% growth, compared with $652 to $658 million previously estimated.
•Adjusted earnings per common share between $2.81 to $2.86 representing approximately 11% to 13% growth as compared to $2.53 in 2022, as recast, and compared with $2.75 to $2.83 previously estimated.
•We continue to expect capital expenditures to be approximately $70 million.
•The effective tax rate is now anticipated to be approximately 16%, compared with 16% to 17% previously estimated.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2023 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 4266400. The replay will be available through Thursday, November 2, 2023. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast will be available prior to the call on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company processes over six billion transactions annually and manages a system of electronic payment networks in Puerto Rico and Latin America and offers a comprehensive suite of services for core banking, cash processing, and fulfillment in Puerto Rico. Additionally, the Company offers technology outsourcing and payment transactions fraud monitoring to all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this earnings release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this earnings release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, each as defined below. Effective for the quarter ended March 31, 2023, the Company modified the manner in which it calculates Adjusted EBITDA, Adjusted Net Income and Adjusted earnings per common share to exclude the impact of unrealized gains and losses from foreign currency remeasurement for assets and liabilities denominated in non-functional currencies. These non-cash unrealized gains and losses are non-operational in nature and we believe that excluding these better presents the overall financial performance of our core business, and help facilitate comparison with industry peers. The Company has recast prior periods to conform with the modified definition of Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement, among others; and non-controlling interest which is the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our ability to meet our guidance expectations for revenue, earnings per share, Adjusted earnings per common share, capital expenditures and effective tax rate, including for fiscal year 2023, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our second amended and restated Master Services Agreement (“MSA”) with them, and as it may impact our ability to grow our business; our ability to renew our client contracts on terms favorable to us, including but not limited to the current term and any extension of the MSA with Popular; our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised; our ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and/or failures in the financial services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in macroeconomic, market, international, legal, tax, political, or administrative conditions, including inflation or the risk of recession; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the impact of foreign exchange rates on operations; our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties; our ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; our level of indebtedness and the impact of rising interest rates, restrictions contained in our debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; our ability to prevent a cybersecurity attack or breach to our information security; the possibility that we could lose our preferential tax rate in Puerto Rico; failure to satisfy one or more conditions to closing of the Sinqia Transaction (as defined below); our inability to integrate Sinqia (as defined below) successfully into the Company or to achieve expected accretion to our earnings per common share; any loss of personnel or customers in connection with the Transaction; any cost and other terms of new debt financing incurred in connection with the Transaction; and any possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting our main markets in Latin America and the Caribbean; and the other factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") on February 24, 2023, as any such factors may be updated from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Investor Contact
Beatriz Brown-Sáenz

(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
(Dollar amounts in thousands, except share data)
Revenues	$173,198	$145,803	$500,088	$456,622

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	81,280	76,272	238,149	215,244
Selling, general and administrative expenses	30,437	26,001	83,834	66,436
Depreciation and amortization	21,919	19,712	63,680	58,432
Total operating costs and expenses	133,636	121,985	385,663	340,112
Income from operations	39,562	23,818	114,425	116,510
Non-operating income (expenses)
Interest income	1,926	807	5,162	2,279
Interest expense	(5,709)	(6,763)	(16,992)	(18,242)
Loss on foreign currency remeasurement	(2,806)	(7,779)	(7,337)	(6,858)
Loss on foreign currency swap	(29,225)	—	(29,225)	—
Earnings of equity method investment	1,197	688	3,828	2,120
Gain on sale of business	—	135,642	—	135,642
Other income, net	153	374	2,754	1,621
Total non-operating (expenses) income	(34,464)	122,969	(41,810)	116,562
Income before income taxes	5,098	146,787	72,615	233,072
Income tax (benefit) expense	(4,858)	9,048	4,546	22,911
Net income	9,956	137,739	68,069	210,161
Less: Net loss attributable to non-controlling interest	(80)	(75)	(174)	(140)
Net income attributable to EVERTEC, Inc.’s common stockholders	10,036	137,814	68,243	210,301
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(11,332)	4,125	9,426	(210)
Gain on cash flow hedges	3,468	5,762	3,739	18,824
Unrealized loss on change in fair value of debt securities available-for-sale	(11)	$(21)	$(31)	$(77)
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$2,161	$147,680	$81,377	$228,838
Net income per common share:
Basic	$0.16	$2.08	$1.05	$3.01
Diluted	$0.15	$2.06	$1.04	$2.98
Shares used in computing net income per common share:
Basic	64,648,542	66,398,547	64,886,551	69,906,483
Diluted	65,779,259	67,045,809	65,705,596	70,588,915

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$177,821	$185,274
Restricted cash	20,607	18,428
Accounts receivable, net	115,779	111,493
Settlement assets	34,771	31,542
Prepaid expenses and other assets	53,373	42,392
Total current assets	402,351	389,129
Debt securities available-for-sale, at fair value	2,079	2,203
Equity securities, at fair value	25,992	—
Investment in equity investee	20,011	14,661
Property and equipment, net	56,957	56,387
Operating lease right-of-use asset	12,523	15,918
Goodwill	434,496	423,392
Other intangible assets, net	220,240	200,320
Deferred tax asset	18,280	5,701
Derivative asset	11,492	7,440
Net investment in leases	—	14
Other long-term assets	17,039	16,578
Total assets	$1,221,460	$1,131,743
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$91,310	$80,666
Accounts payable	52,403	29,730
Contract liability	14,428	15,226
Income tax payable	958	9,406
Current portion of long-term debt	20,750	20,750
Short-term borrowings	6,000	20,000
Current portion of operating lease liability	5,979	5,936
Settlement liabilities	27,684	26,696
Foreign currency swap liability	29,225	—
Total current liabilities	248,737	208,410
Long-term debt	374,656	389,498
Deferred tax liability	10,828	10,111
Contract liability - long term	34,062	34,068
Operating lease liability - long-term	7,045	10,788
Other long-term liabilities	9,783	4,120
Total liabilities	685,111	656,995
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 64,630,922 shares issued and outstanding as of September 30, 2023 (December 31, 2022 - 64,847,233)	646	648
Additional paid-in capital	4,403	—
Accumulated earnings	530,714	487,349
Accumulated other comprehensive loss, net of tax	(3,352)	(16,486)
Total EVERTEC, Inc. stockholders’ equity	532,411	471,511
Non-controlling interest	3,938	3,237
Total equity	536,349	474,748
Total liabilities and equity	$1,221,460	$1,131,743

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net income	68,069	$210,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,680	58,432
Amortization of debt issue costs and accretion of discount	1,795	1,187
Operating lease amortization	4,619	4,576
Unrealized loss on foreign currency hedge	29,225	—
Unrealized gain on change in fair value of equity securities	(104)	—
(Release) provision for expected credit losses and sundry losses	(305)	3,363
Deferred tax benefit	(16,491)	(1,699)
Share-based compensation	18,812	14,740
Gain on sale of a business	—	(135,642)
Loss on disposition of property and equipment	789	4,691
Earnings of equity method investment	(3,828)	(2,120)
Dividend received from equity method investment	3,497	2,053
Loss on foreign currency remeasurement	7,337	6,858
Decrease (increase) in assets:
Accounts receivable, net	(4,590)	3,503
Prepaid expenses and other assets	(11,181)	(3,417)
Other long-term assets	(1,013)	(4,389)
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	17,387	468
Income tax payable	(9,108)	2,921
Contract liability	(1,146)	1,344
Operating lease liabilities	(3,739)	(4,450)
Other long-term liabilities	(247)	(3,571)
Total adjustments	95,389	(51,152)
Net cash provided by operating activities	163,458	159,009
Cash flows from investing activities
Additions to software	(34,193)	(28,287)
Acquisition of customer relationship	—	(10,607)
Property and equipment acquired	(16,429)	(16,313)
Proceeds from sales of property and equipment	23	77
Acquisition of available-for-sale debt securities	(962)	(254)
Purchase of equity securities	(26,505)	—
Investment in equity investee	(5,500)	—
Purchase of certificates of deposit	—	(7,264)
Proceeds from maturities of available-for-sale debt securities	1,048	1,015
Acquisitions, net of cash acquired	(22,915)	(44,369)
Net cash used in investing activities	(105,433)	(106,002)
Cash flows from financing activities
Withholding taxes paid on share-based compensation	(5,956)	(5,685)
Net decrease in short-term borrowings	(14,000)	—
Repayment of short-term borrowings for purchase of equipment and software	—	(901)
Dividends paid	(9,735)	(10,515)
Repurchase of common stock	(23,598)	(72,532)
Repayment of long-term debt	(15,563)	(9,875)
Net cash used in financing activities	(68,852)	(99,508)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	10,716	4,260

Net increase in cash, cash equivalents and restricted cash	(111)	(42,241)
Cash, cash equivalents, restricted cash and cash included in settlement assets at beginning of the period	215,657	285,917
Cash, cash equivalents, restricted cash, and cash included in settlement assets at end of the period	$215,546	$243,676
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$177,821	$216,357
Restricted cash	20,607	18,705
Cash and cash equivalents included in settlement assets	17,118	8,614
Cash, cash equivalents, restricted cash and cash settlement assets	$215,546	$243,676

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three Months Ended September 30, 2023
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$51,600	$46,155	$40,557	$56,522	$(21,636)	$173,198
Operating costs and expenses	28,402	38,608	26,997	40,643	(1,014)	133,636
Depreciation and amortization	6,203	4,898	1,078	4,478	5,262	21,919
Non-operating income (expenses)	110	(2,148)	—	69	(28,712)	(30,681)
EBITDA	29,511	10,297	14,638	20,426	(44,072)	30,800
Compensation and benefits (2)	663	859	662	696	4,090	6,970
Transaction, refinancing and other fees (3)	269	3,451	—	—	34,363	38,083
(Gain) loss on foreign currency remeasurement (4)	(87)	2,885	—	—	8	2,806
Adjusted EBITDA	$30,356	$17,492	$15,300	$21,122	$(5,611)	$78,659

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $13.5 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $4.4 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $3.7 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the foreign currency swap loss and the elimination of unrealized equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Three Months Ended September 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean		Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$44,592		$33,741	$36,911	$49,306	$(18,747)	$145,803
Operating costs and expenses	26,960		28,513	25,261	38,522	2,729	121,985
Depreciation and amortization	5,116		4,104	1,045	3,745	5,702	19,712
Non-operating income (expenses)	385		(7,094)	348	136,218	(932)	128,925
EBITDA	23,133		2,238	13,043	150,747	(16,706)	172,455
Compensation and benefits (2)	1,557		972	498	503	2,141	5,671
Transaction, refinancing and other fees (3)	330	—	—	325	(134,974)	8,581	(125,738)
Loss (gain) on foreign currency remeasurement (4)	68		7,725	—	—	(14)	7,779
Adjusted EBITDA	$25,088		$10,935	$13,866	$16,276	$(5,998)	$60,167

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $12.3 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $3.7 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.8 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the gain from the Popular transaction and the elimination of unrealized equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Nine months ended September 30, 2023
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$150,824	$120,548	$122,152	$169,188	$(62,624)	$500,088
Operating costs and expenses	85,019	101,586	81,302	118,653	(897)	385,663
Depreciation and amortization	18,178	13,002	3,357	13,436	15,707	63,680
Non-operating income (expenses)	590	(3,643)	308	667	(27,902)	(29,980)
EBITDA	84,573	28,321	44,515	64,638	(73,922)	148,125
Compensation and benefits (2)	2,033	2,510	2,054	2,226	12,693	21,516
Transaction, refinancing and other fees (3)	850	3,704	—	—	38,741	43,295
(Gain) loss on foreign currency remeasurement (4)	(41)	7,372	—	—	6	7,337
Adjusted EBITDA	$87,415	$41,907	$46,569	$66,864	$(22,482)	$220,273

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $39.9 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $12.8 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $9.9 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the foreign currency swap loss and the elimination of unrealized equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Nine months ended September 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$130,678	$93,308	$111,079	$176,620	$(55,063)	$456,622
Operating costs and expenses	76,920	77,132	68,288	117,747	25	340,112
Depreciation and amortization	15,062	9,628	3,104	12,787	17,851	58,432
Non-operating income (expenses)	928	(3,365)	980	137,542	(3,560)	132,525
EBITDA	69,748	22,439	46,875	209,202	(40,797)	307,467
Compensation and benefits (2)	2,569	2,758	1,284	1,503	7,241	15,355
Transaction, refinancing and other fees (3)	330	—	325	(134,990)	11,615	(122,720)
Loss on foreign currency remeasurement (4)	230	5,596	—	—	1,032	6,858
Adjusted EBITDA	$72,877	$30,793	$48,484	$75,715	$(20,909)	$206,960

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $36.5 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $10.7 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $7.9 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the gain from the Popular transaction and the elimination of unrealized equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except share data)	2023	2022	2023	2022
Net income	9,956	137,739	68,069	210,161
Income tax (benefit) expense	(4,858)	9,048	4,546	22,911
Interest expense, net	3,783	5,956	11,830	15,963
Depreciation and amortization	21,919	19,712	63,680	58,432
EBITDA	30,800	172,455	148,125	307,467
Equity income (1)	1,834	1,159	(797)	(273)
Compensation and benefits (2)	6,970	5,671	21,516	15,355
Transaction, refinancing and other fees (3)	36,249	(126,897)	44,092	(122,447)
Loss on foreign currency remeasurement (4)	2,806	7,779	7,337	6,858
Adjusted EBITDA	78,659	60,167	220,273	206,960
Operating depreciation and amortization (5)	(13,061)	(10,748)	(38,265)	(33,156)
Cash interest expense, net (6)	(3,755)	(5,645)	(11,575)	(15,132)
Income tax expense (7)	(9,447)	(8,184)	(25,855)	(27,067)
Non-controlling interest (8)	50	47	96	58
Adjusted net income	$52,446	$35,637	$144,674	$131,663
Net income per common share (GAAP):
Diluted	$0.15	$2.06	$1.04	$2.98
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.80	$0.53	$2.20	$1.87
Shares used in computing adjusted earnings per common share:
Diluted	65,779,259	67,045,809	65,705,596	70,588,915

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO"), net of dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the gain from the Popular Transaction and the foreign currency swap loss.
4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
5)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
6)Represents interest expense, less interest income, as they appear on the condensed consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
7)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
8)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Common Share

				2022
	Outlook 2023			(As recast)
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$663	to	$667	$618
Earnings per Share (EPS) (GAAP)	$1.69	to	$1.75	$3.45
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.72		0.72	(1.42)
Merger and acquisition related depreciation and amortization (2)	0.49		0.49	0.49
Non-cash interest expense (3)	0.01		0.01	0.01
Tax effect of Non-GAAP adjustments (4)	(0.21)		(0.22)	(0.10)
Loss (gain) on foreign currency remeasurement (5)	0.11		0.11	0.10
Total adjustments	1.12		1.11	(0.92)
Adjusted EPS (Non-GAAP)	$2.81	to	$2.86	$2.53
Shares used in computing adjusted earnings per common share			65.7	69.3

(1)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, the foreign currency hedge loss severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of M&A activity.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 16%).
(5)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.